                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        WHEELING-PITTSBURGH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        WHEELING-PITTSBURGH CORPORATION
                               1134 MARKET STREET
                         WHEELING, WEST VIRGINIA 26003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 AUGUST 5, 2004

TO THE HOLDERS OF OUR COMMON STOCK:

     We invite you to attend our Annual Meeting of Stockholders that will be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, 15231, on Thursday, August 5, 2004, at 10:00 a.m. local time.

     The purpose of the meeting is as follows:

          (1) To elect three persons to the Board of Directors to serve for a term expiring on the date of the Company's 2005 annual meeting of stockholders; and

          (2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

     This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives information about our director nominees.

     Only record holders of Wheeling-Pittsburgh Corporation common stock at the close of business on June 25, 2004 will be entitled to vote on the foregoing matters at the annual meeting. Even if you only own a few shares of common stock, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope. As indicated in the accompanying proxy statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wheeling-Pittsburgh Corporation common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the proxy card.

     We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                          By order of the Board of Directors,

                                          JOHN W. TESTA
                                          SECRETARY

WHEELING, WEST VIRGINIA
JULY 6, 2004

                                PROXY STATEMENT
                                       OF

                        WHEELING-PITTSBURGH CORPORATION
                               1134 MARKET STREET
                         WHEELING, WEST VIRGINIA 26003

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 5, 2004

                              GENERAL INFORMATION

     This statement is furnished to the stockholders of Wheeling-Pittsburgh Corporation (the "Company" or "WPC") in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Company, which will be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, 15231, at 10:00 a.m. local time on Thursday, August 5, 2004, and at any postponement or adjournment thereof. This statement is first being mailed to the stockholders on or about July 9, 2004.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, holders of our common stock will hear an update on the Company's operations, have a chance to meet the directors and executive officers and will act on the following matters:

          (1) To elect three persons to the Board of Directors to serve for a term expiring on the date of the Company's 2005 annual meeting of stockholders; and

          (2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

WHO MAY VOTE?

     Holders of the outstanding shares of common stock of Wheeling-Pittsburgh Corporation, as recorded in our stock register at the close of business on June 25, 2004 (the "Record Date"), may vote at the meeting. As of the Record Date we had 10,000,000 outstanding shares of common stock eligible to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

STOCKHOLDER LIST

     A list of stockholders entitled to vote will be available during business hours for 10 days prior to the annual meeting at the Company's principal executive offices located at 1134 Market Street, Wheeling, West Virginia, for examination by any stockholder for any legally valid purpose.

ATTENDING THE ANNUAL MEETING IN PERSON

     Only holders of the Company's common stock, their proxy holders, and our invited guests may attend the meeting. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the meeting. For example, you could bring an account statement showing that you beneficially owned Wheeling-Pittsburgh Corporation shares as of the Record Date as acceptable proof of ownership.

                    INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

HOW TO VOTE IN PERSON OR BY PROXY

     You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW TO VOTE BY TELEPHONE OR THE INTERNET

     Holders of the Company's common stock whose shares are registered directly on the books of the Company may vote either by telephone or the Internet. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card and returned it by mail. Instructions for registered stockholders interested in voting by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by telephone or over the Internet. If your voting form does not reference telephone or Internet information, please complete and return the paper form in the self-addressed, postage paid envelope provided.

HOW PROXIES WORK

     Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against any other proposal or abstain from voting.

     Proxies submitted by mail, telephone or Internet will be voted by the individuals named on the proxy card in the manner you direct. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors' recommendations in favor of all our director nominees.

     You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

REVOKING A PROXY

     You may revoke your proxy and change your vote at any time before the proxy is exercised by taking any of the following actions. First, you may submit a new proxy with a later date before the existing proxy is voted. Secondly, you may vote in person at the meeting. You should note that your attendance at the meeting will not by itself revoke a previously granted proxy. Lastly, you may notify our Corporate Secretary in writing at 1134 Market Street, Wheeling, West Virginia 26003 that you revoke your proxy. If you hold your shares in "street name" through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee.

QUORUM

     In order to act on the proposals described herein, we must have a quorum of shares of our common stock. This means at least a majority of the issued and outstanding shares of the Company's common stock entitled to vote at the annual meeting must be represented at the meeting, either by proxy or in person. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

VOTES NEEDED

     The Company had a total of 10,000,000 shares of outstanding common stock as of the Record Date. Under the Company's Amended and Restated By-laws, the director nominees receiving a plurality of the votes cast during the meeting will be elected to serve a term expiring on the date of the Company's 2005 annual meeting of stockholders and until their respective successors shall have been elected and qualified. This means that the three nominees for director receiving the highest number of votes cast for the election of directors by the holders of the Company's common stock present in person or voting by proxy, a quorum present, will be elected as directors. For other proposals to be approved, the affirmative vote of a majority of the votes entitled to be cast on the matter is required. Broker non-votes count for quorum purposes but otherwise will have no impact in the election of directors. Abstentions count for quorum purposes and will have no impact in the election of directors, but will, however, have the same effect as a vote "against" all other proposals. Under the Company's Second Amended and Restated Certificate of Incorporation, stockholders do not have cumulative voting rights in the election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 25, 2004, certain information regarding beneficial ownership of our common stock by: (1) each person who is known by us to own beneficially more than 5% of the common stock; (2) each member of our Board of Directors, including nominees for director; (3) each of the executive officers listed in the Summary Compensation Table; and (4) all of our executive officers and directors as a group. For purposes of this table, shares are considered "beneficially owned" if the person, either directly or indirectly, has sole or shared power to direct the voting of the securities or has sole or shared power to dispose or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days after June 25, 2004. Unless otherwise indicated in a footnote, each individual or a group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
NAME OF BENEFICIAL OWNER                                       NUMBER     PERCENT
------------------------                                      ---------   -------
US Trust Company, N.A., as independent fiduciary of the VEBA
  Trust(2)..................................................  3,957,600    39.6%
John Motulsky, Chris Wilson and Wayne Teetsel(3)(4).........  1,222,102    12.2%
Jeffrey L. Gendell(5).......................................    906,497     9.1%
Wellington Management Company, LLP(6).......................    700,997     7.0%
James L. Bowen(7)...........................................      2,491       *
Edward J. Curry, Jr.(7).....................................      2,491       *
Michael D. Dingman, Jr.(7)..................................      2,375       *
Robert E. Heaton(7).........................................      2,491       *
Roland L. Hobbs(7)..........................................      2,491       *
Alicia H. Munnell(7)........................................      2,491       *
D. Clark Ogle(7)............................................      2,375       *
James B. Riley(7)...........................................      2,607       *
Lynn R. Williams(7).........................................      2,375       *
James G. Bradley(8).........................................     60,000       *
Paul J. Mooney(8)...........................................     42,858       *
Daniel C. Keaton(8).........................................     42,857       *
Donald E. Keaton(8).........................................     42,857       *
Harry L. Page(8)............................................     42,857       *
All executive officers and directors as a group (18
  persons)..................................................    382,187     3.8%

---------------

 *  Less than 1%.

(1) As of June 15, 2004, approximately 85,811 shares have been reserved for issuance upon the resolution of certain disputed claims filed by our creditors. Shares of common stock reserved for this purpose that are not ultimately required to be issued to satisfy disputed claims will be distributed on a pro rata basis to the other members of that class of creditors. Accordingly, as we settle disputed claims, the number of shares and the corresponding percentage of common stock beneficially owned by certain persons listed in the table may increase slightly over time without further action on the part of such persons.

(2) Represents remaining shares issued to the VEBA trust. These shares are held of record by WesBanco Bank, Inc., as trustee of the VEBA trust, which is subject to the direction of US Trust Company, N.A. with respect to the disposition and voting of the shares. US Trust Company, N.A. disclaims beneficial ownership of the shares. The address of US Trust Company, N.A. is 600 14th Street, N.W. Washington, D.C. 20005-3314. The address of the VEBA trust is c/o WesBanco Bank, Inc., as trustee, One Bank Plaza, Wheeling, WV 26003.

(3) Represents 711,572 shares held by Stonehill Offshore Partners Limited and 510,530 shares held by Stonehill Institutional Partners, L.P. Stonehill Capital Management LLC is the investment adviser to Stonehill Institutional Partners, L.P., and Stonehill Advisers LLC is the investment adviser to Stonehill Offshore Partners Limited. Messrs. Motulsky, Wilson and Teetsel are the general partners of Stonehill Institutional Partners, L.P. and the managing members of Stonehill Capital Management LLC and Stonehill Advisers LLC. Messrs. Motulsky, Wilson and Teetsel have voting and investment power with respect to such shares. The foregoing management and ownership information is based upon disclosures reported in a Schedule 13G filed with the Securities Exchange Commission on October 30, 2003 by the Reporting Persons, as defined in Note (4) below.

(4) The address for Messrs. Motulsky, Wilson and Teetsel, Stonehill Offshore Partners Limited, Stonehill Institutional Partners, L.P., Stonehill Advisers LLC and Stonehill Capital Management, LLC (collectively, the "Reporting Persons") is c/o Stonehill Capital Management, LLC, 885 Third Avenue, 30th Floor, New York, NY 10022, Attn: John Motulsky.

(5) Represents 498,113 shares held by Tontine Partners, L.P., 331,960 shares held by Tontine Overseas Associates, L.L.C., and 76,424 shares held by Tontine Capital Management, L.L.C. Tontine Management, L.L.C., the general partner of Tontine Partners, L.P., has the power to direct the affairs of Tontine Partners, L.P., including decisions with respect to the disposition of the proceeds from the sale of shares of common stock. Mr. Gendell is the managing member of Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., and Tontine Capital Management, L.L.C. and in that capacity directs their operations. The foregoing management and ownership information is based solely upon disclosures reported in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004 by Mr. Gendell, individually, and as managing member of Tontine Management, L.L.C., general partner of Tontine Partners, L.P., managing member of Tontine Capital Management, L.L.C., and managing member of Tontine Associates, L.L.C.

(6) Based solely upon information reported in a Form 13F Holdings Report filed by Wellington Management Company, LLP on May 4, 2004 with respect to its holdings as of March 31, 2004. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(7) Represents shares issuable upon exercise of currently exercisable options to purchase shares of WPC common stock.

(8) Represents shares issued under restricted stock grants that vest one-third per year over three years.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated By-laws provide that the Company's Board of Directors will consist of 11 members, initially being divided into three classes with staggered terms of office. The current classes and terms are as follows: Class 1 Directors -- Paul J. Mooney, Alicia H. Munnell and Lynn R. Williams will serve as directors until the date of the 2004 annual meeting of stockholders; Class 2 Directors -- James L. Bowen, Michael D. Dingman, Jr., Roland L. Hobbs and D. Clark Ogle will serve as directors until the date of the 2005 annual meeting of stockholders; and Class 3 Directors -- James G. Bradley, Edward J. Curry, Jr., Robert E. Heaton and James B. Riley will serve as directors until the date of the 2006 annual meeting of stockholders. Unless changed by a vote of the holders of at least a majority of the shares of common stock, upon expiration of each term of office set forth above, the directors or their successors shall be elected as directors to serve only until the next annual meeting of the stockholders, and beginning with the 2006 annual meeting of stockholders, all directors will be elected annually to serve until the next annual meeting of stockholders.

     Pursuant to the collective bargaining agreement among the United Steel Workers of America (the "USWA"), Wheeling-Pittsburgh Steel Corporation ("WPSC") and WPC, the USWA has the right to designate two individuals to serve on our Board of Directors. The individuals identified to serve on our Board of Directors by the International President of the USWA must be acceptable to the chairman of the board, whose acceptance must not be unreasonably withheld, and upon such acceptance, recommended by the chairman to our Board's nominating committee which, absent compelling reasons, must promptly recommend such individual(s) to the full Board for nomination to serve as a director. Once elected, a USWA nominee serves a regular term as director. Messrs. Bowen and Williams currently serve as the USWA designees to our Board of Directors.

     We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of the nominees and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

     Each of the current Class 1 Directors is standing for reelection, to hold office until the date of the Company's 2005 annual meeting of stockholders. Each nominee elected as a director will continue in office until his or her successor has been elected or qualified, or until his or her earlier death, incapacity, resignation, or removal.

NOMINEES FOR DIRECTOR

  TERMS EXPIRING IN THE YEAR 2005

     PAUL J. MOONEY, age 52, has been a director of the Company since August 2003 and an Executive Vice President and the Chief Financial Officer of the Company and WPSC since October 1997. Previously, he served as the Vice President of WHX Corporation from October 1997 to December 2001. From 1985 to November 1997, Mr. Mooney was a Client Service and Engagement Partner of PricewaterhouseCoopers LLP. He also served, from July 1996 to November 1997, as the National Director of Cross Border Filing Services with the Accounting, Auditing and SEC Services Department of PricewaterhouseCoopers LLP, and from 1988 to June 1996, as the Pittsburgh Site Leader of PricewaterhouseCoopers LLP's Accounting and Business Advisory Services Department. Mr. Mooney has been a director of WPSC since July 2003.

     ALICIA H. MUNNELL, age 61, became a director of the Company in August 2003. Since 1997, Ms. Munnell has served as the Peter F. Drucker Professor in Management Sciences at Boston College's Carroll School of Management. Previously, Ms. Munnell was a member or the President's Council of Economic Advisers and Assistant Secretary of the US Treasury For Economic Policy. Ms. Munnell spent most of her career at the Federal Reserve Bank of Boston where she became Senior Vice President and Director of Research in 1984. Ms. Munnell's husband is a partner at Bingham McCutchen LLP, a law firm retained by us during the current and immediately prior fiscal year.

     LYNN R. WILLIAMS, age 79, became a director of the Company in August 2003. From 1997 to 2003, Mr. Williams served as President of the Steelworkers Organization of Active Retirees. Previously, Mr. Williams was the President Emeritus of the United Steelworkers of America, serving from November 1983 to March 1994.

     Additionally, since March 1994, Mr. Williams has served as an arbitrator for the AFL-CIO under Article XXI of its constitution. Mr. Williams has served on various boards of directors, including the board of WPSC from January 2001 to August 2003 and from July 1998 to November 2000, the board of WHX Corporation from December 1995 to December 1997, the board of Republic Engineered Products LLC since August 2002, and the board of Republic Technologies International from August 1999 to August 2002. Mr. Williams is a designee of the United Steelworkers of America to the Company's Board of Directors pursuant to the terms of the collective bargaining agreement among the USWA, WPSC and the Company.

CONTINUING DIRECTORS

  CLASS 2 DIRECTORS -- TERMS EXPIRING IN THE YEAR 2005

     JAMES L. BOWEN, age 68, became a director of the Company in August 2003. Since November 1997, Mr. Bowen has served as the President of the West Virginia AFL-CIO. Previously, Mr. Bowen served as Vice President for both the West Virginia and the Ohio AFL-CIO. Mr. Bowen was an active member of the United Steelworkers of America for forty-two years, and an International Representative for thirty-two years. He has been involved with the West Virginia AFL-CIO since 1965. Mr. Bowen served as a director of WPSC from July 1998 to August 2003. Mr. Bowen is a designee of the United Steelworkers of America to the Company's Board of Directors pursuant to the terms of the collective bargaining agreement among the USWA, WPSC and the Company.

     MICHAEL D. DINGMAN, JR., age 50, became a director of the Company in August 2003. Since September 2000, Mr. Dingman has served as the Chief Financial Officer of Intrado, Inc., a provider of 9-1-1 information services and systems to telecommunications companies. Prior to joining Intrado, Mr. Dingman had been the Chief Financial Officer and Treasurer of Internet Commerce and Communication (formerly RMI NET, Inc.), which entered Chapter 11 of the US Bankruptcy Code in July 2001 and was purchased by ICC Speed Cell, LLC in October 2001 pursuant to a bankruptcy court-approved asset purchase agreement. Mr. Dingman's prior work experience includes five years of banking in merger and acquisitions with Lazard Freres in New York during the late 1980's, three years as an independent consultant specializing in debt restructuring and workouts during the early 1990's and five years as an investment advisor specializing in corporate retirement plans and high-net-worth accounts.

     ROLAND L. HOBBS, age 71, has been a director of the Company since 1998 and, from 2000 to August 2003, he was a director of WPSC. He was a director of WesBanco Inc., a multi-state bank holding company, from 1976 to April 2004 and Chairman of Oglebay Foundation, Inc. Mr. Hobbs is a member of the Wheeling Park Commission. Mr. Hobbs has been a director of WPSC since July 2003 and had been a director of WPSC for several years prior to our reorganization.

     D. CLARK OGLE, age 57, became a director of the Company in August 2003. Since May 2004, Mr. Ogle has served as Trustee of the Agway Liquidating Trust. Mr. Ogle served from August 2002 to June 2003 as the Chief Executive Officer of Nationsrent, Inc., a $500 million publicly traded company that emerged from Chapter 11 bankruptcy in June 2003. Prior to that time, Mr. Ogle served as President and Chief Executive Officer of Samsonite Commercial Furniture, Inc. from February 2002 to August 2002; as President and Chief Executive Officer of Johnston Industries, a textile company, from March 1998 to July 2001; and as Managing Director of KPMG Peat Marwick LLP, leading the Recovery Practice of the retail and wholesale food industry, from October 1996 to March 1998. Prior to joining KPMG, he was President and Chief Executive Officer of Teamsports, Inc., a sportswear distributor. In addition, Mr. Ogle has held several other senior executive positions in the food and food distribution industry.

  CLASS 3 DIRECTORS -- TERMS EXPIRING IN THE YEAR 2006

     JAMES G. BRADLEY, age 59, became a director of the Company in August 2003 and has been Chairman of the Board since September 2003 and the President and Chief Executive Officer of the Company and WPSC since April 1998. Mr. Bradley was an Executive Vice President of WHX Corporation from April 1998 to August 2003. Previously, he was the President and Chief Operating Officer of Koppel Steel Company from October 1997 to April 1998. From October 1995 to October 1997, Mr. Bradley served as Executive Vice President - Operations of WPSC and as Vice President of WHX Corporation. Mr. Bradley has been a director of WPSC since November 2000.

     EDWARD J. CURRY, JR., age 58, became a director of the Company in August 2003. Mr. Curry has worked as a management consultant with Curry & Hurd LLC providing merger and acquisition, strategic planning and operations consulting since October 2000. From September 1995 to September 2000, Mr. Curry served as Executive Vice President and Chief Operating Officer of Moore Products Co. (acquired by Siemens Energy & Automation, Inc. in February 2000), an international developer and manufacturer of process measurement and control instrumentation, systems and dimensional measurement solutions. Mr. Curry formerly was a certified public accountant in the State of Pennsylvania.

     ROBERT E. HEATON, age 74, became a director of the Company in August 2003. Mr. Heaton has been a director of Blonder Tongue Laboratories, Inc. since March 1998. He also presently serves on the board of directors of Calstrip Steel Corp. From April 1993 through April 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc. From April 1981 through April 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc. Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.

     JAMES B. RILEY, age 52, became a director of the Company in August 2003. Since January 2001, Mr. Riley has served as Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc., which entered Chapter 11 of the US Bankruptcy Code in November 2001 and completed a financial restructuring on March 19, 2002, when its pre-arranged plan of reorganization under Chapter 11 became effective. Previously, Mr. Riley served as Senior Vice President and Chief Financial Officer of the Elliott Company from May 1999 to January 2001; as Principal of James Burns Riley & Associates from September 1998 to May 1999; and as Executive Vice President and Chief Financial Officer of Republic Engineered Steels, Inc. from November 1989 to September 1998. Mr. Riley has also held various positions with LTV Steel Company, including Manager of Financial Analysis and Planning, Controller Coal Division, Manager of Seamless Pipe Operations, Assistant to the President and Assistant Controller Raw Materials and Assistant Controller and Controller, Bar Division.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRACTICES

     Effective August 1, 2003, our plan of reorganization in bankruptcy became effective and the Company's Board of Directors was reconstituted. On that date, we ceased being a wholly-owned subsidiary of WHX Corporation and, in October 2003, we became a public company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Board of Directors of the Company is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of the Company. The Company's nominating/governance committee reviews and assesses the Corporate Governance Guidelines at least annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of all committees of the Company's Board of Directors, and the Company's Code of Business Conduct and Ethics for Employees, Executive Officers and Directors are available on our website at www.wpsc.com under the heading "Corporate Structure & Policies." In addition, our audit committee charter is attached as Appendix A to this Proxy Statement.

DIRECTOR INDEPENDENCE AND MEETINGS

     A majority of the directors on the Company's Board of Directors are independent. The Board has determined that each of the directors, except for Messrs. Bradley and Mooney, is an "independent director" as defined in the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq").

     The Board of Directors has also determined that all members of the audit committee meet additional, heightened independence criteria applicable to audit committee members under the Nasdaq listing standards. The Board of Directors has further determined that James B. Riley, is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the SEC.

     From August 1, 2003 through December 31, 2003, the Company's Board of Directors held two meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served. In addition, it is the Company's policy that directors should attend the annual meeting of stockholders. The Company did not hold an annual meeting of stockholders in 2003.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has established an audit committee, a compensation committee, a nominating/governance committee, an executive committee, a safety committee and a finance committee.

  AUDIT COMMITTEE

     Our audit committee currently consists of James B. Riley, Edward J. Curry, Jr., Michael D. Dingman, Jr., Robert E. Heaton and Roland L. Hobbs. The audit committee is responsible for selecting the Company's independent registered public accounting firm and approving the scope, fees and terms of all audit engagements and permissible non-audit services performed by the independent registered public accounting firm, as well as assessing the independence of the Company's independent registered public accounting firm from management. The audit committee also assists the Board in oversight of the Company's financial reporting process and integrity of its financial statements, and also reviews other matters with respect to the Company's accounting, auditing and financial reporting practices as it may find appropriate or may be brought to its attention. From August 1, 2003 through December 31, 2003, the audit committee met one time.

  COMPENSATION COMMITTEE

     Our compensation committee currently consists of Edward J. Curry, Jr., James L. Bowen, Alicia H. Munnell and D. Clark Ogle, each of whom is independent under the Nasdaq listing standards. The compensation committee has authority over all compensation matters for senior executives. In addition, it reviews executive salaries, administers bonuses, incentive compensation and stock plans and approves the salaries and other benefits of our executive officers. Furthermore, the compensation committee consults with our management regarding the Company's employee benefit plans and compensation policies and practices. From August 1, 2003 through December 31, 2003, the compensation committee met one time.

  NOMINATING/GOVERNANCE COMMITTEE

     Our nominating/governance committee currently consists of Michael D. Dingman, Jr., Roland L. Hobbs and D. Clark Ogle and is responsible for recommending to the Board proposed nominees for election to the Board of Directors. Additionally, this committee conducts annual evaluations of the Board of Directors and its committees, and performs an annual review of the Company's corporate governance guidelines and code of business conduct and ethics, and recommends changes as considered necessary and appropriate. Each of the members of the nominating/governance committee is independent under the

Nasdaq listing standards. From August 1, 2003 through December 31, 2003, the nominating/governance committee met one time.

     The nominating/governance committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. Stockholders wishing to submit recommendations for candidates to be considered for election at the 2005 Annual Meeting of Stockholders should write to the Corporate Secretary, Wheeling-Pittsburgh Corporation, 1134 Market Street, Wheeling, WV 26003. Any such stockholder must meet and evidence the minimum eligibility requirements specified in Rule 14a-8 under the Exchange Act, and must submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of a candidate(s) for nomination as a director, and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including the number and class of all shares of each class of stock of the Company owned of record and beneficially by each such persons, and the name and address of the submitting stockholder(s).

     In considering Board candidates, the nominating/governance committee takes into consideration the Company's Corporate Governance Guidelines, the Company's policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including, but not limited to, the individual's skills, expertise, industry and other knowledge and business and other experience that would be useful to the effective oversight of the Company's business. Additionally, the nominating/governance committee will consider the nature of, and time involved, in service on other boards in evaluating the suitability of board candidates. It is the Board's policy that at all times at least a majority of its members meet the standards of independence promulgated by the Nasdaq and the SEC.

     The Company does not pay a fee to any third party to help it in identifying or evaluating potential nominees, though the nominating/governance committee, pursuant to its charter, has the ability to engage such third parties.

  EXECUTIVE COMMITTEE

     Our executive committee currently consists of James G. Bradley, Robert E. Heaton, Roland L. Hobbs and James B. Riley and is authorized to act on behalf of the full Board of Directors between regularly scheduled Board meetings. From August 1, 2003 through December 31, 2003, the executive committee met three times.

  SAFETY COMMITTEE

     Our safety committee currently consists of James L. Bowen, James G. Bradley and Lynn R. Williams. Such committee assists the Board of Directors in promoting the safety of our employees and assuring compliance with applicable safety laws and regulations. In addition, the safety committee develops, recommends to the Board of Directors, and oversees the implementation of such safety guidelines, policies and procedures as it deems necessary. From August 1, 2003 through December 31, 2003, the safety committee met one time.

  FINANCE COMMITTEE

     Our finance committee currently consists of Robert E. Heaton, Paul J. Mooney, Alicia H. Munnell and Lynn R. Williams. It oversees our company's financial objectives, policies, procedures and activities, and advises the Board of Directors and management with respect to all activities, plans and policies affecting our financial affairs. From August 1, 2003 through December 31, 2003, the finance committee met two times.

DIRECTOR COMPENSATION

     Our employees that serve on our Board of Directors do not receive any additional compensation for serving on our Board or on any Board committees. Non-employee directors receive an annual retainer in the amount of $25,000, of which one-half is payable in cash and one-half is payable in stock options. In addition, we pay annual retainers to committee chairpersons ranging in amount from $2,500 to $5,000, also payable one-half in cash and one-half in stock options. Each director is also compensated in the amount of $2,000, payable in cash, for attendance at each Board and committee meeting. Each member of our Board of Directors also receives an initial stock option award valued at $1,000 upon becoming a director and an annual stock option award valued at $10,000. The actual number of shares underlying the stock options issued to a director is determined by dividing the dollar value of each award by one-half of the stock's market value for the five trading days immediately prior to the grant date. The exercise price of such options is equal to the average closing sales price of our common stock for the five trading days immediately prior to the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors. Directors are also eligible to receive grants of stock options and awards under our management stock incentive plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     Our compensation committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The compensation committee during fiscal 2003 consisted of James L. Bowen, Edward J. Curry, Jr., Alicia H. Munnell and D. Clark Ogle. No member of the compensation committee has ever been an officer or employee of the Company or any of its subsidiaries. We do not have any compensation committee interlocks.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act, the directors and executive officers and beneficial owners of greater than 10% of the Company's common stock are required to file reports with the SEC in respect of their ownership of the Company's securities. The Company believes that during fiscal year 2003 all such required reports were filed on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for our chief executive officer and our four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                             ANNUAL COMPENSATION            RESTRICTED STOCK(8)
                                    -------------------------------------   -------------------
                                                           OTHER ANNUAL                              ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(9)   COMPENSATION(1)         AWARDS          COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   -------------------   ---------------
James G. Bradley...........  2003   $371,088   $    --         $  --             $900,000             $34,500(3)(4)
  President and Chief        2002    357,917        --            --                   --              34,500(3)(4)
  Executive Officer of       2001    385,000        --            --                   --              26,350(4)
  WPC and WPSC
Paul J. Mooney.............  2003    255,120    44,000            --              642,855              45,052(3)(5)
  Executive Vice President   2002    246,068        --            --                   --              45,057(3)(5)(6)
  and Chief Financial
    Officer                  2001    264,687        --            --                   --              35,296(7)
  of WPC and WPSC
Donald E. Keaton...........  2003    171,808    28,800            --              642,855              14,900(3)
  Vice President, Steel      2002    160,053        --            --                   --              14,831(3)
  Manufacturing and          2001    154,997        --            --                   --               8,594
  Procurement of WPSC
Harry L. Page..............  2003    157,657    27,200            --              642,855              29,850(4)
  Vice President,
    Engineering,             2002    151,505        --            --                   --              29,719(4)
  Technology & Metallurgy,   2001    149,187        --            --                   --              14,433(4)
  of WPSC
Daniel C. Keaton...........  2003    147,641    26,400            --              642,855              14,025
  Senior Vice President,     2002    147,641        --            --                   --              14,025
  Human Resources and        2001    158,813        --            --                   --              13,281
  Public Relations, of WPSC

---------------

(1) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2) Amounts shown, unless otherwise noted, reflect company contributions to pension plans.

(3) Includes a payment from Ohio Coatings Company of $5,000 paid as a board member special bonus.

(4) Includes a payment of $12,000 as a member of the board of directors of Wheeling-Nisshin in 2003 and 2002. With respect to Mr. Bradley, includes a payment of $12,000 as a member of the board of Wheeling-Nisshin in 2001. With respect to Mr. Page, includes a payment of $1,000 as a member of the board of Wheeling-Nisshin in 2001.

(5) Includes a payment of $25,000 in lieu of insurance premium in 2003 and 2002.

(6) Excludes the cash surrender value of $75,005 for an insurance policy purchased for Mr. Mooney and transferred to him in 2002.

(7) Includes insurance premiums paid by our company.

(8) Represents the dollar value of stock awards issued August 1, 2003 pursuant to the Company's restricted stock plan upon emergence from bankruptcy as an incentive to remain with the Company. The stock grants vest one-third each year over three years. James G. Bradley was awarded 60,000 shares. Paul J. Mooney received 42,858 shares, and Harry L. Page, Donald E. Keaton and Daniel C. Keaton each received 42,857 shares, which amounts were the aggregate restricted stock holdings for each such executive as of December 31, 2003. Based on the closing price of WPC common stock on December 31, 2003, the dollar value of such holdings was $1,464,000 with respect to Mr. Bradley's restricted stock holdings, $1,045,735 with respect to Mr. Mooney's restricted stock holdings, and $1,045,711 with respect to the restricted stock holdings for each of Messrs. Page, Donald E. Keaton and Daniel C. Keaton. Shares of restricted stock awarded under the restricted stock plan are entitled to receive dividends, if any, declared on the common stock, except where such restricted shares have been forfeited.

(9) In lieu of payment for fiscal year 2003 under terms of each executive's employment agreement for supplemental pension or life insurance coverage or such similar arrangement, the Company's Board approved payment in cash in March 2004 to each applicable executive in the amounts shown in the table.

No stock options were issued to management employees in 2003.

PENSION PLAN

     All salaried employees are covered by a defined contribution pension plan with contributions based on age and salary. In 1998, the Company established a tax-qualified defined benefit plan (the "Salaried Pension Plan") covering salaried employees employed as of January 31, 1998, which provides a guaranteed minimum benefit based on years of service and compensation. The total retirement benefit payable from the Salaried Pension Plan is offset by (i) the annuitized value of the employee's defined contribution plan account balance, (ii) the employee's accrued benefit payable by the Pension Benefit Guaranty Corporation, or PBGC, relating to a defined benefit pension plan terminated in 1985, and
(iii) the employee's accrued benefit, as of July 31, 2003, under a WHX-sponsored pension plan (collectively the "Offset Amounts").

     The following table shows (without giving effect to the Offset Amounts) the estimated annual retirement benefits in straight life annuity amounts payable to our salaried employees covered by the Salaried Pension Plan upon normal retirement at age 62.

                                                  ANNUAL ESTIMATED BENEFITS
                                              YEARS OF CREDIT SERVICE AT AGE 62
                                       -----------------------------------------------
FINAL AVERAGE COMPENSATION               15        20        25        30        35
--------------------------             -------   -------   -------   -------   -------
$125,000.............................  $24,375   $32,500   $40,625   $48,750   $56,875
 150,000.............................   29,250    39,000    48,750    58,500    68,250
 175,000.............................   34,125    45,500    56,875    68,250    79,625
 200,000.............................   39,000    52,000    65,000    78,000    91,000
 225,000.............................   39,000    52,000    65,000    78,000    91,000
 250,000.............................   39,000    52,000    65,000    78,000    91,000
 300,000.............................   39,000    52,000    65,000    78,000    91,000
 400,000.............................   39,000    52,000    65,000    78,000    91,000
 500,000.............................   39,000    52,000    65,000    78,000    91,000

     Compensation for pension calculation purposes includes base salary and periodic bonuses. Items such as relocation allowance and leased automobile allowances are excluded. Compensation for all of the named executive officers does not substantially differ from that set forth above in the Summary Compensation Table except for the restrictions required by Internal Revenue Service statutory limits.

     The years of credited service as of December 31, 2003 for each of the named executive officers were as follows: James G. Bradley -- 8 years; Paul J. Mooney -- 6 years; Donald E. Keaton -- 6 years; and Daniel C. Keaton -- 22 years.

     Benefits for the Salaried Pension Plan are computed by multiplying the employee's final average compensation by 1.3% multiplied by the number of years of continuous service at termination. This amount is actuarially reduced for retirement prior to age 62 and is reduced by the Offset Amounts. For purposes of computing benefits under the Salaried Pension Plan, the term "final average compensation" means the highest consecutive 36 months of compensation in the final 120 months of employment.

LONG-TERM STOCK INCENTIVE PLANS

  2003 MANAGEMENT STOCK INCENTIVE PLAN

     Our management stock incentive plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to employees of WPC and its affiliates, including officers and employee directors. Non-qualified stock options and stock purchase rights, including restricted stock and stock grants, may also be granted to employees, including officers and directors and to non-employee directors and consultants. The Board of Directors or a designated committee administers our management stock incentive plan and determines the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the vesting and the form of consideration payable upon such exercise. As of December 31, 2003, there were 17,793 stock options issued to outside directors of the Company. There are 982,207 shares of our common stock reserved for future issuance under the plan.

  2003 RESTRICTED STOCK PLAN

     In accordance with our plan of reorganization, we established a restricted stock plan pursuant to which we have granted to selected key employees a total of 500,000 shares of our common stock. No additional shares are authorized for issuance under the restricted stock plan. All of the grants made under the plan will vest in increments of one-third of the total grant to each individual pro rata over three years; one-third of which will vest two business days after the earnings release for the second quarter in each of 2004, 2005 and 2006. The shares granted will not be transferable until they vest, and to the extent not vested at termination of employment will be forfeited and returned to us. Until vested or forfeited, the recipient of each grant under our restricted stock plan will be the owner of the shares granted, with the right to vote and receive any dividends paid in respect of the shares.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2003 with respect to our equity compensation plans:

                              NUMBER OF SECURITIES TO BE    WEIGHTED AVERAGE     NUMBER OF SECURITIES
                               ISSUED UPON EXERCISE OF      EXERCISE PRICE OF    REMAINING AVAILABLE
EQUITY COMPENSATION PLANS        OUTSTANDING OPTIONS       OUTSTANDING OPTIONS   FOR FUTURE ISSUANCE
-------------------------     --------------------------   -------------------   --------------------
Not approved by
  stockholders..............            17,793                    $6.95                982,207
Approved by stockholders....                --                       --                     --
                                        ------                    -----                -------
                                        17,793                    $6.95                982,207
                                        ======                    =====                =======

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Pursuant to the plan of reorganization, we entered into employment agreements (each, an "Agreement," or collectively, the "Agreements") with our executive officers named in the Summary Compensation Table above, James G. Bradley -- President and Chief Executive Officer of WPC and WPSC, Paul J. Mooney -- Executive Vice President and Chief Financial Officer of WPC and WPSC, Donald
E. Keaton -- Vice President, Steel Manufacturing and Procurement of WPSC, Harry
L. Page -- Vice President, Engineering, Technology & Metallurgy of WPSC and Daniel C. Keaton -- Senior Vice President, Human Resources and Public Relations of WPSC.

     The Agreements provide that we will pay a base salary of $400,000 to Mr. Bradley, $275,000 to Mr. Mooney, $165,000 to Mr. Daniel Keaton, $180,000 to Mr. Donald Keaton, and $170,000 to Mr. Page. In addition, each of these executive officers will be eligible to receive annual bonuses and customary fringe benefits. In addition to annual bonuses, the Agreements provide for a special one-time bonus equal to one-half of the executive's annual salary payable upon delivery of the EAF (which is currently projected to occur at the end of the 2004 fiscal year). Further, in addition to customary fringe benefits, the Agreements

(except Mr. Bradley's) provide for an annual contribution of not less than $25,000 for nonqualified supplemental pension or life insurance benefits for the benefit of each executive.

     The Agreements provide for non-compete, non-solicitation and confidentiality provisions to protect us. The employment term under each Agreement is for a period of three years, ending on August 1, 2006. Immediately prior to the expiration of the term, if the executive is still employed and has not entered into a new employment agreement or an extension of the existing agreement, the executive will receive a retention payment equal to monthly salary times the executive's number of years of service and fractional year of service, up to a maximum of one times annual salary. This payment will be reduced by any other cash severance payable to the executive.

     We may terminate the executive's employment prior to the end of the term either with or without "cause" (as defined in each Agreement) and each executive may resign with or without "good reason" (as defined in each Agreement). No severance or other special termination payments will be made under the Agreements if we terminate the executive with cause or the executive resigns without good reason. If the executive is terminated without cause or resigns for good reason, the executive will receive a payment equal to the executive's annual salary. If the termination occurs within one year of a change in control (as defined in the Agreement) of us or WPSC, the executive will receive a payment equal to two times his salary. Under Mr. Bradley's Agreement, he will receive a payment equal to three times his salary upon any termination without cause or resignation for good reason. Mr. Bradley also is entitled to payment equal to three times his salary upon any resignation (whether with good reason or not) within six months of a change in control of us or WPSC.

     In addition, the Agreements will terminate prior to their scheduled expiration date in the event of an executive's death or disability. Upon a termination of the executive's employment due to his disability, we will continue to pay his base salary and maintain his fringe benefits through the earlier of his death or the date that the executive becomes eligible for disability income under our existing long-term disability plan or workers' compensation plan.

     Further, Mr. Bradley's Agreement provides for a supplemental pension benefit. Pursuant to his retention and employment agreement, Mr. Bradley is entitled to receive a supplemental pension benefit upon his retirement or other termination of his employment on or after the third anniversary of his employment agreement (August 1, 2006) in an annual amount equal to 25% of his then-current salary. That amount will be payable annually for the remainder of Mr. Bradley's life or ten years, whichever is longer. If Mr. Bradley retires or otherwise terminates employment prior to the third anniversary of his employment agreement, his annual supplemental pension payment will be reduced by two percentage points for each full or partial year by which his service from August 1, 2003 through his termination is less than three years. Mr. Bradley may elect to have his supplemental pension benefit paid in either a single lump sum (based on reasonable actuarial assumptions) or in a series of equal monthly installments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the date before the effective date of the confirmation of our plan of reorganization by the Bankruptcy Court, we were a wholly-owned subsidiary of WHX Corporation. As part of our reorganization, all shares of common stock held by WHX Corporation were cancelled, and we were no longer a subsidiary of WHX Corporation. Additionally, Wheeling-Pittsburgh Corporation and its wholly-owned subsidiary, Wheeling-Pittsburgh Steel Corporation, entered into an agreement with WHX Corporation providing for a $10 million capital contribution by WHX Corporation, the capitalization of approximately $40 million in indebtedness that we owed to WHX Corporation, a $10 million unsecured loan by WHX Corporation to us, and an agreement with WHX Corporation, the PBGC and the USWA with respect to our separation from WHX Corporation's employee pension plan.

     We regularly sold steel product at prevailing market prices to Unimast Incorporated ("Unimast") and Pittsburgh-Canfield Corporation ("PCC"), wholly-owned subsidiaries of WHX. During 2002 and 2001, we shipped $0.5 million and $2.2 million, respectively, of steel product to Unimast. We did not ship any product to Unimast in 2003. In August 2002, WHX sold its interest in Unimast to an unrelated party.

During 2003, 2002 and 2001, we shipped $14.0 million, $20.8 million and $7.0 million, respectively of steel product to PCC. Amounts due from Unimast at December 31, 2002 and 2001 were $0.1 million and $0.1 million, respectively. There was no amount due from Unimast at December 31, 2003. Amounts due from PCC at December 31, 2003, 2002 and 2001 were $1.5 million, $2.0 million, and $0.5 million, respectively.

     During 2003, 2002 and 2001, we shipped $157.7 million, $152.5 million, and $122.3 million, respectively, of steel product to Wheeling-Nisshin. During 2003, 2002 and 2001, we shipped $108.1 million, $104.0 million, and $82.2 million, respectively, of steel product to OCC. Amounts due from Wheeling-Nisshin at December 31, 2003, 2002 and 2001 were $5.6 million, $5.2 million, and $1.4 million, respectively. Amounts due from OCC for steel product at December 31, 2003, 2002 and 2001 were $10.1 million, $17.0 million, and $19.5 million, respectively. James G. Bradley serves on the board of directors of Wheeling-Nisshin and OCC. Harry L. Page, Vice President of Engineering, Technology and Metallurgy for WPSC, serves on the board of directors of Wheeling-Nisshin. Paul J. Mooney, our Executive Vice President and Chief Financial Officer, and Donald E. Keaton, Vice President of Steel Manufacturing and Procurement for WPSC, serve on the board of directors of OCC. WPSC owns a 35.7% and 44% equity interest in Wheeling-Nisshin and OCC, respectively.

     Pursuant to our plan of reorganization, we issued 4 million shares of common stock to a VEBA trust established under our collective bargaining agreement with the USWA.

     Pursuant to a loan agreement dated January 8, 1996, WPC loaned OCC $16.5 million. The loan had an eight year term and bore interest, as of March 31, 2004, at approximately 5.0% per annum. As of March 31, 2004, OCC owed approximately $11.1 million on the loan. The loan is to be repaid in November 2006.

AUDIT COMMITTEE REPORT

     The Board appoints an audit committee each year to review the Company's financial matters. The members of the audit committee are James B. Riley, Edward
J. Curry, Jr., Michael D. Dingman, Jr., Robert E. Heaton and Roland L. Hobbs. Each member of the Company's audit committee meets the independence requirements applicable to audit committee members set by the SEC and Nasdaq.

     The primary purpose of the audit committee is to assist the Board in fulfilling its responsibility to oversee the Company's financial reporting activities. The audit committee meets with the Company's independent registered public accounting firm and reviews the scope of their audit, report and recommendations. The audit committee also recommends to the Board the selection of the Company's independent registered public accounting firm. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management. The audit committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 and has discussed the independence of PricewaterhouseCoopers LLP with representatives of such firm.

     Based on their review and the discussions described above, the audit committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC.

                                          AUDIT COMMITTEE:
                                          James B. Riley (Chairman)
                                          Edward J. Curry, Jr.
                                          Michael D. Dingman, Jr.
                                          Robert E. Heaton
                                          Roland L. Hobbs

     THE FOREGOING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  GENERAL

     The Compensation Committee (the "Committee") was established, and its charter approved, at the organizational meeting of the Board of Directors on September 4, 2003, following the Company's emergence from Chapter 11 bankruptcy effective August 1, 2003. The Committee is composed of three members, appointed by the Board, each of whom satisfies the applicable independence requirements of the Nasdaq National Market, Inc., the rules and regulations of the Securities and Exchange Commission, and qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934.

  COMPENSATION PHILOSOPHY

     The Committee believes that total executive compensation at the Company should be competitive in the aggregate, using comparative data of business and labor market competitors, including data supplied by Towers Perrin, a nationally recognized executive compensation consulting firm, to gauge the competitive marketplace, to be performance oriented, and to link compensation to the interests of stockholders by promoting performance that will enhance stockholder value, and finally, to promote long-term careers with the Company.

  COMPENSATION OF EXECUTIVE OFFICERS

     The current compensation of the Company's executive officers was set by contract, the post-bankruptcy retention agreements, which were part of the Company's reorganization plan approved by the Bankruptcy Court for the Northern District of Ohio effective August 1, 2003. Executive compensation is currently under review by the Committee, working with management and Towers Perrin, to develop base pay guidelines and short-term and long-term incentive programs to be effective for calendar year 2005.

  BASE SALARY

     Current base salary of the Company's executive officers was set by a post-bankruptcy retention agreement approved for each officer as part of the plan of reorganization, under which the Company exited Chapter 11 bankruptcy effective as of August 1, 2003. Under the reorganization plan, the approved base salaries were reduced by 15% for the period through April 2004 and, thereafter are being paid at the contractual amount for the remainder of 2004.

  ANNUAL INCENTIVE

     Currently, the Company does not have an annual incentive compensation plan. However, a one-time, bonus opportunity was provided under the terms of each executive's post-bankruptcy retention agreement for a bonus equal to 50% of base pay upon successful completion of the new electric arc furnace project, which is the cornerstone of the Company's strategic plan, and which is expected to be completed in late 2004.

  LONG-TERM COMPENSATION

     Under the Company's 2003 Restricted Stock Plan, and in accordance with each executive's post-bankruptcy retention agreement, 360,000 restricted shares of the Company's common stock were issued to the executive officers as a group, including the Chief Executive Officer. The restricted shares vest one-third each year over three years. All shares available under the Restricted Stock Plan have been issued. The Company also maintains the 2003 Management Stock Incentive Plan, although to date no grants have been made to the executive officers under this plan.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee's compensation philosophy with respect to the compensation of the Company's Chief Executive Officer is to provide a level of compensation that is aligned with the long-term interest of the shareholders and competitive with similarly situated executives at comparable companies, including incentive opportunities related to the Company's profitability and long-term success as reflected by the appreciation of the Company's stock.

     Mr. Bradley received an employment agreement as part of the Company's plan of reorganization which provides for an annual salary of not less than $400,000; 60,000 restricted shares of the Company's common stock that vest over a three-year period; a one-time, 50% of base pay incentive bonus upon successful completion of the electric arc furnace project; and a pension supplement beginning at age 62. Under the plan of reorganization, Mr. Bradley's base pay was reduced by 15% through April 2004 and, thereafter is being paid at the contractual rate for the balance of the year. The Committee is working with Towers Perrin to determine the competitive level of total compensation for Mr. Bradley.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as "performance-based" as defined under the Code. The Committee intends to obtain the fullest compensation deduction possible without sacrificing the flexibility needed to recognize the reward desired performance. The Committee believes that all compensation provided to the Company's executive officers in 2003 is fully deductible.

                                          COMPENSATION COMMITTEE:
                                          Edward J. Curry, Jr. (Chairman)
                                          James L. Bowen
                                          Alicia H. Munnell
                                          D. Clark Ogle

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following performance graph compares the total stockholder return of an investment in the Company's common stock to that of the Nasdaq Stock Market (U.S. Companies) Index (the "NASDAQ U.S. Index") and the S&P Steel Index for the period commencing October 28, 2003, the date on which the Company's common stock was first publicly traded, and ending March 31, 2004. The graph assumes an initial investment of $100 on October 28, 2003, in each of the Company's common stock, the Nasdaq U.S. Index and the S&P Steel Index, and that all dividends were reinvested. No cash dividends have been paid or declared on the Company's common stock. The historical information set forth below is not necessarily indicative of future performance. The Company does not make or endorse any predictions as to future stock performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG WHEELING-PITTSBURGH CORPORATION,
                     NASDAQ U.S. INDEX AND S&P STEEL INDEX

                              (PERFORMANCE GRAPH)

                   ASSUMES $100 INVESTED ON OCTOBER 28, 2003
                         ASSUMES DIVIDEND REINVESTMENT

     The material in this graph is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of Wheeling-Pittsburgh Corporation under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

--------------------------------------------------------------------------------------------------------
                        10/28/03    10/30/03    11/30/03    12/31/03    01/31/04    02/29/04    03/31/04
--------------------------------------------------------------------------------------------------------
 Wheeling-Pittsburgh
  Corporation.......    $100.00     $ 58.06     $ 67.20     $262.37     $222.69     $231.18     $236.24
 NASDAQ U.S.
  Index.............    $100.00     $100.03     $101.51     $103.65     $106.72     $104.71     $102.92
 S&P Steel Index....    $100.00     $104.77     $107.90     $129.82     $123.34     $137.43     $138.50

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The accounting firm of PricewaterhouseCoopers LLP has been appointed as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP, which served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2003, is expected to be present at the annual meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

     The following fees were billed by PricewaterhouseCoopers LLP to the Company for services performed on behalf of the Company in 2002 and 2003, as described below:

     Audit Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the year ended December 31, 2003 were $505,148 of which $373,398 was billed in 2003. Such fees included the audit of the primary financial statements $370,709, testing of the fresh start balance sheet $63,240, and services related to filings with the SEC in connection with the reorganization $71,199. The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the year ended December 31, 2002 were $318,073 of which $78,336 was billed in 2002. Such fees related to the audit of the primary financial statements $318,073.

     Audit-Related Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP for audit-related services for the years ended December 31, 2003 and December 31, 2002 were $82,345 and $69,698, respectively. These fees are for the audits of employee benefit plans.

     Tax Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the year ended December 31, 2003 were $321,021 for assistance in obtaining state property tax relief. There were no tax services rendered in 2002.

     All Other Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP, other than for services referred to above, for the years ended December 31, 2003 and December 31, 2002 were $36,885 and $708,984, respectively. Such fees were for services related to the Company's bankruptcy proceedings.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The Company's audit committee has the sole authority to approve the scope, fees and terms of all audit and permissible non-audit services provided by the Company's independent registered public accounting firm, subject to the "de minimus" exception under the Exchange Act permitting waiver of such pre-approval requirements for non-audit services in certain limited instances. Pursuant to the Company's audit committee charter, the audit committee considers whether the provision of non-audit services by the independent registered public accounting firm, on an overall basis, is compatible with maintaining the independent auditor's independence from management. None of the non-audit professional services rendered by PricewaterhouseCoopers LLP in 2003 were approved pursuant to the "de minimus" exception described above.

                             SOLICITATION STATEMENT

     The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees by telephone, telegraph or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of common stock in the names of the Company's nominees for their reasonable expenses in sending solicited material to their principals.

                             STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than March 11, 2005. Additionally, pursuant to Rule 14a-5(e)(2) under the Exchange Act, any proposal intended to be presented by a stockholder at the next annual meeting that is not included in our notice of meeting and proxy statement will be considered to be untimely unless submitted to the Company not later than May 25, 2005. In the event that the date of the 2005 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary date of the 2004 Annual Meeting of Stockholders, the Company intends to provide notice of the change to such deadline dates in a quarterly report on Form 10-Q or by any other means reasonably calculated to inform our stockholders. If we do not receive notice by the prescribed date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2005 Annual Meeting of Stockholders will use their discretion in voting the proxies if and when these matters are raised at the meeting. Proposals must be in writing and mailed to our Corporate Secretary, at our principal executive offices, Wheeling-Pittsburgh Corporation, 1134 Market Street Wheeling, West Virginia 26003.

                     COMMUNICATIONS WITH BOARD OF DIRECTORS

     Stockholders may send other communications to the Board of Directors by mailing them to James G. Bradley, Chairman of the Board, c/o the Corporate Secretary at the address above. All such communications are held available for review by the Chairman. As instructed by the Chairman, the Corporate Secretary will review the communications, and forward to the Chairman those that are relevant to, and consistent with, the Company's operations, policies and philosophies. However, all communications are held available for the Chairman's review.

                                 OTHER MATTERS

     So far as now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the meeting or any adjournment thereof, in accordance with the discretion of the persons named therein, including the postponement or adjournment of the meeting.

                           ANNUAL REPORT ON FORM 10-K

     The Company is concurrently sending all of its stockholders of record as of the Record Date a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Such report contains the Company's certified consolidated financial statements for the fiscal year ended December 31, 2003, including those of the Company's subsidiaries.

                                          By Order of the Board of Directors,

                                          John W. Testa, Secretary
                                          Wheeling, West Virginia
                                          July 6, 2004

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

CHARTER

     This charter governs the operations of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Wheeling-Pittsburgh Corporation (the "COMPANY"). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval. The Company shall make this charter available on its website at www.wpsc.com.

PURPOSE

     The Committee shall assist the Board in overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's independent auditors. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

MEMBERSHIP

     The Committee shall be composed of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise satisfy the independence requirements of The Nasdaq National Market, Inc. ("NASDAQ") and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION").

     All Committee members shall be able to read and understand fundamental financial statements, and at least one member shall have accounting or related financial management expertise sufficient to satisfy the requirements of Nasdaq within the time period prescribed by Nasdaq.

     The Committee shall be appointed by the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board. The chairman of the Committee shall be appointed by the Board. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

MEETINGS

     The Committee shall meet as often as it shall determine, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

     Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to select, and ensure the independence of, the independent registered public accounting firm, oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent registered public accounting firm is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may determine is in the best interests of the Company and its stockholders to assist the Committee in carrying out its duties.

     The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such counsel and other advisors and to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Company also shall provide appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  RELATING TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     - The Committee shall have a clear understanding with management and the independent registered public accounting firm that the independent registered public accounting firm is ultimately accountable, and must report directly, to the Committee, as representatives of the Company's stockholders. The Committee shall have the sole authority to appoint, terminate and replace the independent registered public accounting firm. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent registered public accounting firm, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting or other matters.

     - The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent registered public accounting firm. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by the independent registered public accounting firm, giving effect to the "de minimus" exception for ratification of certain non-audit services set forth in Section 10A(a)(i)(1)(B) of the Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent registered public accounting firm, on an overall basis, is compatible with maintaining the independent public accounting firm's independence from management.

     - The Committee shall discuss with the auditors their independence from management and the Company, and shall review all written disclosures required by the Independence Standards Board to be provided by the independent registered public accounting firm. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, to the extent required by law.

  RELATING TO AUDITS AND FINANCIAL STATEMENTS

     - The Committee shall discuss with the independent registered public accounting firm the overall scope and plans for the annual audit. In addition, the Committee shall discuss with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

     - The Committee shall review with management and the independent registered public accounting firm the audited financial statements (including management's discussion and analysis contained therein) to be included in the Company's Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the board whether the audited financial statements should be included in the Company's Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

     - The Committee shall similarly review the interim financial statements with management and the independent registered public accounting firm prior to the filing of the each of the Company's Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted accounting standards. The chairman of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee also shall obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

     - The Committee shall review each report of the independent registered public accounting firm, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm and (c) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

     - The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company's financial statements and results of operations.

  RELATING TO OTHER COMPLIANCE MATTERS

     - The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

     - The review and approval of the Committee shall be required prior to the Company entering into any transactions with a related party.

     - The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by Nasdaq or the Commission.

                                                                       WPC-PS-04

                                   DETACH HERE


                                     PROXY
                        WHEELING-PITTSBURGH CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 5, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of Wheeling-Pittsburgh Corporation, a Delaware corporation (the "Company"), does hereby appoint James G. Bradley, Paul
J. Mooney and John W. Testa and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, on August 5, 2004, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

     The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of 2004 Annual Meeting and Proxy Statement, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT EACH OF THE DIRECTOR NOMINEES.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------



HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

--------------------------------------   ---------------------------------------

--------------------------------------   ---------------------------------------

--------------------------------------   ---------------------------------------

WHEELING- PITTSBURGH CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694











                 ---------------------------------------------


                 ---------------------------------------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
-------------------------------------      -------------------------------------
     VOTE-BY-INTERNET      [GRAPHIC]             VOTE-BY-TELEPHONE     [GRAPHIC]
                                       OR
LOG ON TO THE INTERNET AND GO TO                 CALL TOLL-FREE
http://www.eproxyvote.com/wpsc                   1-877-PRX-VOTE (1-877-779-8683)
-------------------------------------      -------------------------------------

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.









            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL




     PLEASE MARK                                                      |    #WPC
[X]  VOTES AS IN                                                      |___
     THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO
ELECT EACH OF THE DIRECTOR NOMINEES.

1. To elect the following nominees to serve as           2. DISCRETIONARY AUTHORITY: To vote with discretionary authority with
   directors until the date of the Company's                respect to all other matters that may come before the Meeting, including
   2005 Annual Meeting of Stockholders and in each          the postponement or adjournment of the Meeting.
   case until their successors have been duly
   elected and qualified.

   NOMINEES: (01) Paul J. Mooney, (02) Alicia H. Munnell and
             (03) Lynn R. Williams

                    FOR                 WITHHELD
                    ALL   [ ]     [ ]   FROM ALL
                  NOMINEES              NOMINEES


          [ ]
             -----------------------------------------
          To withhold authority to vote for any nominee(s),
          print name above.








                                                            Mark box at right if an address change or comment has been  [ ]
                                                            noted on the reverse side of this card.

                                                            Note: Your signature should appear the same as your name appears hereon.
                                                            In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United
                                                            States.


Signature:                            Date:               Signature:                            Date:
          ---------------------------      --------------           ---------------------------      --------------